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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to incorporation by reference in the Registration Statement of Corillian Corporation on Form S-8 of our report on Hatcher Associates, Inc.'s financial statements as of and for the years ended December 31, 1999 and 1998, dated February 11, 2000, appearing in the Current Report on Form 8-K/A of Corillian Corporation dated January 31, 2001.

/s/ Deloitte & Touche, LLP

Los Angeles, California
February 7, 2001

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INDEPENDENT AUDITORS' CONSENT